                             CONTRACT 96-205-026
                                                                   EXHIBIT 10.46

                           SPOT COAL SUPPLY AGREEMENT

         This is a spot coal supply agreement (the "Agreement") dated June 1, 1996 between LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 ("Buyer") and KINDILL MINING, INC., an Indiana corporation, 101 Court Street, Suite 106, Evansville, Indiana 47708 ("Seller").

         The parties hereto agree as follows:

         SECTION 1. GENERAL

         Seller will sell to Buyer and Buyer will buy from Seller steam coal under all the terms and conditions of this Agreement.

         SECTION 2. TERM

         The term of this Agreement shall commence on June 1, 1996 and shall continue through December 31, 1996.

         SECTION 3. QUANTITY; OPTION

         SECTION 3.1 Quantity. Seller shall sell and deliver and Buyer shall purchase and accept delivery of 100,000 tons of coal per month. Such coal shall be delivered in accordance with reasonable delivery schedules to be submitted by Buyer as necessary.

         SECTION 3.2 Option.

                  (a) Buyer shall have an option (the "Option") to extend the term of this Agreement through December 31, 1997 (the period January 1, 1997 to December 31, 1997


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                                                            CONTRACT #96-205-026

being hereinafter referred to as the "Option Period") under the terms and conditions set forth in subsection (b) below. Buyer shall exercise the Option by giving notice to Seller ("the Option Notice") by November 1, 1996 of its exercise of the Option.

                  (b) If Buyer exercises the Option:

                           (i) The quantity to be delivered hereunder during the
Option Period shall be as designated by Buyer in its Option Notice but shall be no greater than one million tons and no less than 750,000 tons. Such coal shall be delivered ratably over the Option Period in accordance with reasonable delivery schedules to be submitted by Buyer as necessary.

                           (ii) The base price of the coal to be sold and
purchased during the Option Period will be $.70500/MMBTU.

                           (iii) Except as specifically set forth in (i) and
(ii) above, all provisions of this Agreement shall remain in effect during the Option Period.

         SECTION 4. SOURCE

         SECTION 4.1 Source. The coal sold hereunder shall be supplied from geological seams Indiana 5 and 6, Kindill 1 and 2 Mines, Pike County, Indiana (the "Coal Property").

         SECTION 4.2 Assurance of Operation and Reserves. Seller represents and warrants that the Coal Property contains economically recoverable coal of a quality and in quantities which will be sufficient to satisfy all the requirements of this Agreement.

         SECTION 4.3 Substitute Coal. Notwithstanding the above representations and warranties, in the event that Seller is unable to produce or obtain coal from the Coal Property in the quantity and

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                                                            CONTRACT #96-205-026

of the quality required by this Agreement, and such inability is not caused by a force majeure event as defined in SECTION 10, then Buyer will have the option of requiring that Seller supply substitute coal from other facilities and mines under all the terms and conditions of this Agreement including, but not limited to, the price provisions of SECTION 8, the quality specifications of
SECTION 6.1, and the provisions of SECTION 5 concerning reimbursement to Buyer for increased transportation costs. Seller's delivery of coal not produced from the Coal Property without having received the express written consent of Buyer shall constitute a material breach of this Agreement.

         SECTION 5. DELIVERY

         SECTION 5.1 RAIL DELIVERY. The coal shall be delivered to Buyer F.O.B. railcar at the rail loading facility near Enosville, Indiana on the Norfolk Southern Railway (the "Delivery Point"). Seller may deliver the coal at a location different from the Delivery Point, provided, however, that Seller shall reimburse Buyer for any resulting increases in the cost of transporting the coal to Buyer's generating stations. Any resulting savings in such transportation costs shall be retained by Buyer.

         Title to and risk of loss respecting coal will pass to Buyer and the coal will be considered to be delivered when it is loaded into the railcars at the rail loading facility. Buyer or its contractor shall furnish suitable railcars in accordance with a delivery schedule provided by Buyer to Seller. Seller shall be responsible for and pay the cost of repairs for any damages caused by Seller to railcars owned or leased by Buyer while such railcars are in Seller's control


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                                                            CONTRACT #96-205-026

or custody. Seller shall comply with the applicable provisions of Buyer's rail contractor's tariff.

         SECTION 5.2 Freeze Conditioning. At Buyer's request, Seller shall treat (or have treated) any shipment of coal hereunder with a freeze conditioning agent approved by Buyer in order to maintain coal handling characteristics during shipment. If requested by Buyer, Seller shall also treat (or have treated) any railcars specified by Buyer with a side release agent approved by Buyer. The price for each such requested chemical treatment shall be one dollar ($1) per gallon for each application of freeze conditioning agent or side release agent, as the case may be. Seller shall invoice Buyer for all such treatments which occur in a calendar month by the fifteenth of the following month; and payment shall be mailed by the 25th of such following month or within ten days after receipt of Seller's invoice, whichever is later.

         SECTION 6. QUALITY

         SECTION 6.1 Specifications. The coal delivered hereunder shall conform to the following specifications on an "as received" basis:

                                    Guaranteed Monthly       Rejection Limits
         Specifications             Weighted Average         (per shipment)
--------------------------------------------------------------------------------
         BTU/LB.                    min. 11,000             < 10,700

         LBS/MMBTU:
         ----------
         MOISTURE                   max. 13.0               > 14.0
         ASH                        max. 9.0                > 10.5
         SULFUR                     max. 3.1                >  3.3
         SULFUR                     min. 2.2                <  2.0
         CHLORINE                   max. 0.05               > 0.10
         FLUORINE                   max. 0.006              >  .01
         NITROGEN                   max. 1.20               > 1.50
         ASH/SULFUR RATIO           min. 2.5:1              < 2.5:1


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                                                            CONTRACT #96-205-026

         Size (3" x 0"):
              Top size (inches)*    max. 3x0                > 3x0
              Fines (% by wgt)
              Passing 1/4" screen   max. 45                 > 55

         % BY WEIGHT:
         ------------
         VOLATILE                   max. 38                 > 40
         VOLATILE                   min. 30                 < 29
         FIXED CARBON               max. 46                 > 48
         FIXED CARBON               min. 35                 < 30
         GRINDABILITY (HGI)         min. 52                 < 50

         BASE ACID RATIO (B/A)      max. .50                >  .60
         SLAGGING FACTOR**          max. 1.90               > 2.10
         FOULING FACTOR***          max. 0.50               > 1.00

         ASH FUSION TEMPERATURE ((DEG.)F) (ASTM D1857)
         -----------------------------------------------
         REDUCING ATMOSPHERE
         -------------------
         Initial Deformation        min. 1950F               min. 1900F
         Softening (H=W)            min. 2005F               min. 1975F
         Softening (H=1/2W)         min. 2050F               min. 2000F
         Fluid                      min. 2135F               min. 2100F

         OXIDIZING ATMOSPHERE
         --------------------
         Initial Deformation        min. 2300F               min. 2200F
         Softening (H=W)            min. 2330F               min. 2280F
         Softening (H=1/2W)         min. 2425F               min. 2300F
         Fluid                      min. 2490F               min. 2375F

         * All the coal will be of such size that it will pass through a screen having circular perforations three (3) inches in diameter, but shall not contain more than forty-five percent (45%) by weight of coal that will pass through a screen having circular perforations one-quarter (1/4) of an inch in diameter.

         ** Slagging Factor (R(s))=(B/A) x (Percent Sulfur by Weight(Dry))


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                                                            CONTRACT #96-205-026

         *** Fouling Factor (R(f))=(B/A) x (Percent Na(2)0 by Weight(Dry))

         The Base Acid Ratio (B/A) is herein defined as:
         BASE ACID RATIO (B/A) = (Fe(2)0(3) + Ca0 + Mg0 + Na(2)0 + K(2)0)
                                 ----------------------------------------
                                     (Si0(2)  +  A1(2)0(3)  +  T10(2))

         Note: As used herein  > means greater than:
                               < means less than.

         SECTION 6.2 DEFINITION OF "SHIPMENT". As used herein, a "shipment" shall mean one barge load, a barge lot load, or one unit trainload, in accordance with Buyer's actual sampling and analyzing practices.

         SECTION 6.3 REJECTION.

         Buyer has the right, but not the obligation, to reject any shipment which fail(s) to conform to the Rejection Limits set forth in SECTION 6.1 or contains extraneous materials. Buyer must reject such coal within seventy-two
(72) hours of receipt of the coal analysis provided for in SECTION 7.2 or such right to reject is waived. In the event Buyer rejects such non-conforming coal, Buyer shall return the coal to Seller or, at Seller's request, divert such coal to Seller's designee, all at Seller's cost. Seller shall replace the rejected coal within five (5) working days from notice of rejection with coal conforming to the Rejection Limits set forth in SECTION 6.1. If Seller fails to replace the rejected coal within such five (5) working day period or the replacement coal is rightfully rejected, Buyer may purchase coal from another source in order to replace the rejected coal. Seller shall reimburse Buyer for (i) any amount by which the actual price plus transportation costs to Buyer of such coal purchased from another source exceed the price of such coal under this Agreement (as adjusted under SECTION 8.3 for coal of the


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                                                            CONTRACT #96-205-026

quality actually supplied by the other source) plus transportation costs to Buyer from the Delivery Point; and (ii) any and all transportation, storage, handling, or other expenses that have been incurred by Buyer for rightfully rejected coal. This remedy is in addition to all of Buyer's other remedies under this Agreement and under applicable law and in equity for Seller's breach.

         If Buyer fails to reject a shipment of non-conforming coal which it had the right to reject for failure to meet any or all of the Rejection Limits set forth in SECTION 6.1 or because such shipment contained extraneous materials, then such non-conforming coal shall be deemed accepted by Buyer; however, the price shall be adjusted in accordance with SECTION 8.3 and the quantity Buyer is obligated to purchase from Seller, at Buyer's sole option, shall be reduced by the amount of each such non-conforming shipment. Further, for shipments containing extraneous materials, which include, but are not limited to, slate, rock, wood, corn husks, mining materials, metal, steel, etc., the estimated weight of such materials shall be deducted from the weight of that shipment.

         SECTION 6.4 SUSPENSION AND TERMINATION.

         If the coal sold hereunder fails to meet one or more of the Guaranteed Monthly Weighted Averages set forth in SECTION 6.1 for any one month during the term of this Agreement, or if 3 barge shipments in a 7 day period are rejectable by Buyer, of if Buyer receives at generating station(s) 2 rail shipments which are rejectable in any 10 day period, Buyer may, upon notice confirmed in writing and sent to Seller by certified mail, terminate this Agreement


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and exercise all its other rights and remedies under applicable law and in equity for Seller's breach.

         SECTION 7. WEIGHTS, SAMPLING AND ANALYSIS

         SECTION 7.1 Weights. The weight of the coal delivered hereunder shall be determined on a per shipment basis by Buyer on the basis of scale weights at the generating station(s) unless another method is mutually agreed upon by the parties. Such scales shall be duly certified by an appropriate testing agency and maintained in an accurate condition. Seller shall have the right, at Seller's expense and upon reasonable notice, to have the scales checked for accuracy at any reasonable time or frequency. If the scales are found to be inaccurate, over or under the tolerance range allowable for the scale, either party shall pay to the other any amounts owed due to such inaccuracy for a period not to exceed thirty (30) days before the time any inaccuracy of scales is determined.

         SECTION 7.2 Sampling and Analysis. The sampling and analysis of the coal delivered hereunder shall be performed by Buyer and the results thereof shall be accepted and used for the quality and characteristics of the coal delivered under this Agreement. All analyses shall be made in Buyer's laboratory at Buyer's expense in accordance with reliable and industry accepted standards. Samples for analyses shall be taken by any reliable and industry accepted standard acceptable to both parties, may be composited, and shall be taken with a frequency and regularity sufficient to provide reasonably accurate representative samples of the deliveries made hereunder. Seller represents that it is familiar with Buyer's sampling and analysis practices, and finds them to be acceptable. Buyer shall notify Seller in writing of any

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                                                            CONTRACT #96-205-026

significant changes in Buyer's sampling and analysis practices. Any such changes in Buyer's sampling and analysis practices shall, except for industry accepted changes in practices, provide for no less accuracy than the sampling and analysis practices existing at the time of the execution of this Agreement, unless the Parties otherwise mutually agree.

         Each sample taken by Buyer shall be divided into 4 parts and put into airtight containers, properly labeled and sealed. One part shall be used for analysis by Buyer; one part shall be used by Buyer as a check sample, if Buyer in its sole judgment determines it is necessary; one part shall be retained by Buyer until the 25th of the month following the month of unloading (the "Disposal Date") and shall be delivered to Seller for analysis if Seller so requests before the Disposal Date; and one part ("Referee Sample") shall be retained by Buyer until the Disposal Date. Seller shall be given copies of all analyses made by Buyer by the 12th day of the month following the month of unloading. Seller, on reasonable notice to Buyer shall have the right to have a representative present to observe the sampling and analyses performed by Buyer. Unless Seller requests a Referee Sample analysis before the Disposal Date, Buyer's analysis shall be used to determine the quality of the coal delivered hereunder. The Monthly Weighted Averages shall be determined by utilizing the individual shipment analyses.

         If any dispute arises before the Disposal Date, the Referee Sample retained by Buyer shall be submitted for analysis to an independent commercial testing laboratory ("Independent Lab") mutually chosen by Buyer and Seller. For each coal quality specification in question, a dispute shall be deemed not to exist and Buyer's analysis shall prevail and the analysis of the


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                                                         CONTRACT #96-205-026

Independent Lab shall be disregarded if the analysis of the Independent Lab differs from the analysis of Buyer by an amount equal to or less than:

         (i)      0.50% moisture
         (ii)     0.50% ash on a dry basis
         (iii)    100 Btu/lb. on a dry basis
         (iv)     0.10% sulfur on a dry basis.

         For each coal quality specification in question, if the analysis of the Independent Lab differs from the analysis of Buyer by an amount more than the amounts listed above, then the analysis of the Independent Lab shall prevail and Buyer's analysis shall be disregarded. The cost of the analysis made by the Independent Lab shall be borne by Seller to the extent that Buyer's analysis prevails and by Buyer to the extent that the analysis of the Independent Lab prevails.

         SECTION 8. PRICE

         SECTION 8.1 Price. The base price (the "Base Price") of the coal to be sold hereunder will be $.70000/MMBTU.

         SECTION 8.2 Quality Price Adjustments.

         (a) The Base Price is based on coal meeting or exceeding the Guaranteed Monthly Weighted Average specifications as set forth in SECTION 6.1. Quality price discounts shall be applied for each specification each month to reflect failures to meet the Guaranteed Monthly Weighted Averages set forth in
SECTION 6.1, as determined pursuant to SECTION 7.2, subject to the provisions set forth below. The discount values used are as follows:


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                                                            CONTRACT #96-205-026

                                    DISCOUNT VALUES
                                    ---------------
                                              $/MMBTU
                                              -------
                                    BTU/LB    0.2604
                                              $/LB./MMBTU
                                              -----------
                                    SULFUR    0.1232
                                    ASH       0.0083
                                    MOISTURE  0.0016

         (b) Notwithstanding the foregoing, for each specification each month, there shall be no discount if the actual Monthly Weighted Average meets the applicable Discount Point set forth below. However, if the actual Monthly Weighted Average fails to meet such applicable Discount Point, then the discount shall be calculated on the basis of the difference between the actual Monthly Weighted Average and the Guaranteed Monthly Weighted Average pursuant to the methodology shown in Exhibit A attached hereto.

                       Guaranteed Monthly
                       Weighted Average                   Discount Point
                       ----------------                   --------------
BTU/LB                 min.11,000                         10,700

LB/MMBTU
---------
SULFUR                 max. 3.1                           3.2

ASH                    max. 9.0                           9.5

MOISTURE               max. 13.0                          14.0

         For example, if the actual Monthly Weighted Average of ash equals
10.0 lb/MMBTU, then the applicable discount would be (10.0 lb. - 9.0 lb.) x $0.0083/lb./MMBTU = $.0083/MMBTU.


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                                                            CONTRACT #96-205-026

         SECTION 8.3 PAYMENT CALCULATION. Exhibit A attached hereto shows the methodology for calculating the coal payment and quality price discounts for the month Seller's coal was unloaded by Buyer. If there are any such discounts, Buyer shall apply credit to amounts owed Seller for the month the coal was unloaded.

         SECTION 9. INVOICES, BILLING AND PAYMENT.

         SECTION 9.1 INVOICING ADDRESS. Invoices will be sent to Buyer at the following address:

                   Louisville Gas and Electric Company
                   220 West Main Street
                   P.O. Box 32010
                   Louisville, KY  40232
                   Attention: Director, Fuels Procurement and Delivery

                   With a copy to:

                   Louisville Gas and Electric Company
                   220 West Main Street
                   P.O. Box 32010
                   Louisville, KY  40232
                   Attention:  Manager, Accounts Payable

         SECTION 9.2 Invoice Procedures for Coal Shipments. Seller shall invoice Buyer at the Base Price, minus any quality price discounts, for all coal unloaded in a calendar month by the fifteenth of the following month.

         SECTION 9.3 Payment Procedures for Coal Shipments. Payment for coal unloaded in a calendar month shall be mailed by the 25th of the month following the month of unloading or within ten days after receipt of Seller's invoice, whichever is later. Buyer shall mail all


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                                                            CONTRACT #96-205-026

payments to Seller's account at P.O. Box 845, 313 Frederica Street, Suite 301, Owensboro, Kentucky 42302, Attn: Rhonda Cavender.

         SECTION 9.4 Withholding. Buyer shall have the right to withhold from payment of any billing or billings (i) any sums which it is not able in good faith to verify or which it otherwise in good faith disputes, (ii) any damages resulting from or likely to result from any breach of this Agreement by Seller, and (iii) any amounts owed to Buyer from Seller. Buyer shall notify Seller promptly in writing of any such issue, stating the basis of its claim and the amount it intends to withhold.

         Payment by Buyer, whether knowing or inadvertent, of any amount in dispute shall not be deemed a waiver of any claims or rights by Buyer with respect to any disputed amounts or payments made.

         SECTION 10. FORCE MAJEURE

         If either party hereto is delayed in or prevented from performing any of its obligations or from utilizing the coal sold under this Agreement due to acts of God, war, riots, civil insurrection, acts of the public enemy, strikes, lockouts, fires, floods, earthquakes, or the failure of Norfolk Southern Railway Company ("NS") to transport the coal from the Delivery Point for any reason other than Buyer's breach of its agreement with NS, which are beyond the reasonable control and without the fault or negligence of the party affected thereby, then the obligations of both parties hereto shall be suspended to the extent made necessary by such event; provided that the affected party gives written notice to the other party as early as practicable of the nature and probable duration of the force majeure event. The party declaring


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                                                            CONTRACT #96-205-026

force majeure shall exercise due diligence to avoid and shorten the force majeure event and will keep the other party advised as to the continuance of the force majeure event.

         During any period in which Seller's ability to perform hereunder is affected by a force majeure event, Seller shall not deliver any coal to any other buyers to whom Seller's ability to supply is similarly affected by such force majeure event unless contractually committed to do so at the beginning of the force majeure event; and further shall deliver to Buyer under this Agreement at least a pro-rata portion (on a per ton basis) of its total contractual commitments to all its buyers to whom Seller's ability to supply is similarly affected by such force majeure event in place at the beginning of the force majeure event. An event which affects the Seller's ability to produce or obtain coal from a mine other than the Coal Property will not be considered a force majeure event hereunder.

         Tonnage deficiencies resulting from a force majeure event shall be made up at Buyer's sole option on a reasonable schedule.

         SECTION 11. NOTICES

         SECTION 11.1 Form and Place of Notice. Any official notice, request for approval or other document required to be given under this Agreement shall be in writing, unless otherwise provided herein, and shall be deemed to have been sufficiently given when delivered in person, transmitted by facsimile or other electronic media, delivered to an established mail service for same day or overnight delivery, or dispatched in the United States mail, postage prepaid, for mailing by first class, certified, or registered mail, return receipt requested, and addressed as follows:


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                                                            CONTRACT #96-205-026

         If to Buyer:        Louisville Gas and Electric Company
                             220 West Main Street
                             P.O. Box 32010
                             Louisville, Kentucky 40232
                             Attn: Director, Fuels Procurement and Delivery

         with a copy to:     Louisville Gas and Electric Company
                             820 West Broadway
                             P.O. Box 32020
                             Louisville, Kentucky 40232
                             Attn:  Manager, Procurement Services

         If to Seller:       Kindill Mining, Inc.
                             101 Court Street, Suite 106
                             Evansville, Indiana 47708
                             Attn: Sales Manager

         SECTION 11.2 CHANGE OF PERSON OR ADDRESS. Either party may change the person or address specified above upon giving written notice to the other party of such change.

         SECTION 12. RIGHT TO SELL Buyer shall have the unqualified right to sell all or any of the coal purchased under this Agreement.

         SECTION 13. INDEMNITY AND INSURANCE

         SECTION 13.1 INDEMNITY. Seller agrees to indemnify and save harmless Buyer, its officers, directors, employees and representatives from any responsibility and liability for any and all claims, demands, losses, legal actions for personal injuries, property damage and pollution (including reasonable attorney's fees) (i) relating to the barges or railcars provided by Buyer or Buyer's contractor while such barges or railcars are in the care and custody of the loading dock or loading facility, (ii) due to any failure of Seller to comply with laws, regulations or ordinances, or (iii) due to the acts or omissions of Seller in the performance of this Agreement.


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                                                            CONTRACT #96-205-026

         SECTION 13.2 Insurance. Seller agrees to carry insurance coverage with minimum limits as follows:

                  (1) Commercial General Liability, including Completed Operations and Contractual Liability, $1,000,000 single limit liability.

                  (2) Automobile General Liability, $1,000,000 single limit liability.

                  (3) In addition, Seller shall carry excess liability insurance covering the foregoing perils in the amount of $4,000,000 for any one occurrence.

                  (4) Workers' Compensation and Employer's Liability with statutory limits.

         If any of the above policies are written on a claims made basis, then the retroactive date of the policy or policies will be no later than the effective date of this Agreement. Certificates of Insurance satisfactory in form to the Buyer and signed by the Seller's insurer shall be supplied by the Seller to the Buyer evidencing that the above insurance is in force and that not less than 30 calendar days written notice will be given to the Buyer prior to any cancellation or material reduction in coverage under the policies. The Seller shall cause its insurer to waive all subrogation rights against the Buyer respecting all losses or claims arising from performance hereunder. Evidence of such waiver satisfactory in form and substance to the Buyer shall be exhibited in the Certificate of Insurance mentioned above. Seller's liability shall not be limited to its insurance coverage.

         SECTION 14. TERMINATION FOR DEFAULT.

         Subject to SECTION 6.4, if either party hereto commits a material breach of any of its obligations under this Agreement at any time, then the other party has the right to give written


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                                                            CONTRACT #96-205-026

notice describing such breach and stating its intention to terminate this Agreement no sooner than 15 days after the date of the notice (the "notice period"). If such material breach is curable and the breaching party cures such material breach within the notice period, then the Agreement shall not be terminated due to such material breach. If such material breach is not curable or the breaching party fails to cure such material breach within the notice period, then this Agreement shall terminate at the end of the notice period in addition to all the other rights and remedies available to the aggrieved party under this Agreement and at law and in equity.

         SECTION 15. TAXES, DUTIES AND FEES

         Seller shall pay when due, and the price set forth in SECTION 8 of this Agreement shall be inclusive of, all taxes, duties, fees and other assessments of whatever nature imposed by governmental authorities with respect to the transactions contemplated under this Agreement.

         SECTION 16. DOCUMENTATION AND RIGHT OF AUDIT

         Seller shall maintain all records and accounts pertaining to payments, quantities, quality analyses and source of all coal supplied under this Agreement for a period lasting through the term of this Agreement and for two years thereafter. Buyer shall have the right at no additional expense to Buyer to audit, copy and inspect such records and accounts at any reasonable time upon reasonable notice during the term of this Agreement and for 2 years thereafter.

         SECTION 17. EQUAL EMPLOYMENT OPPORTUNITY.

         To the extent applicable, Seller shall comply with all of the following provisions which are incorporated herein by reference: Equal Opportunity regulations set forth in 41 CRF SECTION 60-


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                                                            CONTRACT #96-205-026

1.4(a) and (c) prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, or national origin; Vietnam Era Veterans Readjustment Assistance Act regulations set forth in 41 CRF
SECTION 50-250.4 relating to the employment and advancement of disabled veterans and veterans of the Vietnam Era; Rehabilitation Act regulations set forth in 41 CRF SECTION 60-741.4 relating to the employment and advancement of qualified disabled employees and applicants for employment; the clause known as "Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals" set forth in 15 USC SECTION 637(d)(3); and subcontracting plan requirements set forth in 15 USC SECTION 637(d).

         SECTION 18. COAL PROPERTY INSPECTIONS Buyer and its representatives, and others as may be required by applicable laws, ordinances and regulations shall have the right at all reasonable times and at their own expense to inspect the Coal Property, including the loading facilities, scales, sampling system(s), wash plant facilities, and mining equipment for conformance with this Agreement. Seller shall undertake reasonable care and precautions to prevent personal injuries to any representatives, agents or employees of Buyer (collectively, "Visitors") who inspect the Coal Property. Any such Visitors shall make every reasonable effort to comply with Seller's regulations and rules regarding conduct on the work site, made known to Visitors prior to entry, as well as safety measures mandated by state or federal rules, regulations and laws. Buyer understands that underground mines and related facilities are inherently high-risk environments. Buyer's failure to inspect the Coal Property or


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                                                            CONTRACT #96-205-026

to object to defects therein at the time Buyer inspects the same shall not relieve Seller of any of its responsibilities nor be deemed to be a waiver of any of Buyer's rights hereunder.

         SECTION 19. MISCELLANEOUS

         SECTION 19.1 APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Kentucky, and all questions of performance of obligations hereunder shall be determined in accordance with such laws.

         SECTION 19.2 HEADINGS. The paragraph headings appearing in this Agreement are for convenience only and shall not affect the meaning of interpretation of this Agreement.

         SECTION 19.3 WAIVER. The failure of either party to insist on strict performance of any provision of this Agreement, or to take advantage of any rights hereunder, shall not be construed as a waiver of such provision or right.

         SECTION 19.4 REMEDIES CUMULATIVE. Remedies provided under this Agreement shall be cumulative and in addition to other remedies provided under this Agreement or by law or in equity.

         SECTION 19.5 SEVERABILITY. If any provision of this Agreement is found contrary to law or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms, unless such unlawful or unenforceable provision is material to the transactions contemplated hereby, in which case the parties shall negotiate in good faith a substitute provision.

         SECTION 19.6 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns.

                                                            CONTRACT #96-205-026

         SECTION 19.7 ASSIGNMENT. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or denied; provided, however, that Buyer shall have the right, without consent of Seller, to assign all or any part of this Agreement to any company, controlling, controlled by, or under common control with Buyer.

         SECTION 19.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties as to the subject matter hereof, and there are no representations, understandings or agreements, oral or written, which are not included herein.

         SECTION 19.9 AMENDMENTS. Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified except by written instrument signed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                              LOUISVILLE GAS AND ELECTRIC
KINDILL MINING, INC.                                    COMPANY

By:   __________________________        By:   ________________________________
      E. Wayne Parke,                         Chris Hermann, Vice President &
      President                               General Manager
                                              Wholesale Electric Business

Date: __________________________        Date: ________________________________

                                                            CONTRACT #96-205-026

                                                                      96-205-026
                                                                     Page 1 of 2

                                    EXHIBIT A
                        SAMPLE COAL PAYMENT CALCULATIONS
             Total Evaluated Coal Costs for Contract No. 96-205-026

    -------------------------------------------------------------------------

For contracts supplied from multiple "origins", each "origin" will be calculated individually

SECTION I                BASE DATA
----------------------------------------------------------------------
1)   Base F.O.B. price per ton:                                          $15.40         /ton

1a)  Tons of coal delivered:                                             ________       tons

2)   Guaranteed average heat content:                                    11,000         B.T.U./LB.

2r)  As received monthly avg. heat content:                              ________       B.T.U./LB.

2a)  Energy delivered in M.M.B.T.U.:                                     ________       MMBTU

     [(Line 1a)*2,000 lb./ton*(Line 2r)]*MMBTU/1,000,000 BTU

2b)  Base F.O.B. price per M.M.B.T.U.:                                   $________      /MMBTU

     {[(Line 1)/(Line 2)]*(1 ton/2,000 lb.)}*1,000,000 BTU/MMBTU

     {[(    )/ton)/(   BTU/LB)]*(1 ton/2,000 lb.)}*1,000,000 BTU/MMBTU

3)   Guaranteed monthly avg. max sulfur                                  3,100          LBS./MMBTU

3r)  As received monthly avg. sulfur                                     ________       LBS./MMBTU

4)   Guaranteed monthly avg. max. ash                                    9,000          LBS./MMBTU

4r)  As received monthly avg. ash                                        ________       LBS./MMBTU

5)   Guaranteed monthly avg. max. moisture                               13,000         LBS./MMBTU

5r)  As received monthly avg. moisture                                   ________       LBS./MMBTU

SECTION II               DISCOUNTS
----------------------------------------------------------------------
Assign a (-) to all discounts (round to five (5) decimal places)

6d)  B.T.U./LB.:  If line 2r is less than 11,000 BTU/lb.
     {1-[(line 2r)/(line 2)]}*$0.2604/MMBTU
     {1-[(        )/(        )]}*$0.2604 =                               $________      /MMBTU

7d)  SULFUR:  If line 3r is greater than 3,200 lbs./MMBTU
     [(line 3r)-(line 3)]*$0.1232/lb sulfur
     [(      )-(      )]*$0.1232 =                                       $________      /MMBTU

8d)  ASH:  If line 4r is greater than 9,500 lbs./MMBTU
     [(line 4r)-(line 4)]*$0.0083/lb ash
     [(      )-(      )]*$0.0083 =                                       $________      /MMBTU

9d)  MOISTURE:  If line 5r is greater than 14,000 lbs./MMBTU
     [(line 5r)-(line 5)]*$0.0016/lb moisture
     [(      )-(      )]*$0.0016 =                                       $________      /MMBTU

                                                            Contract #96-205-026

                                                                      96-205-026
                                                                     Page 2 of 2

SECTION III                TOTAL PRICE ADJUSTMENTS
----------------------------------------------------------
Determine total Discounts as follows:

Assign a (-) to all Discounts and enter number for:

Line 6d:                                                      $________/MMBTU

Line 7d:                                                      $________/MMBTU

Line 8d:                                                      $________/MMBTU

Line 9d:                                                      $________/MMBTU

10)  Total Discounts (-):

     Algebraic sum of above:                                  $________/MMBTU

11)  Total evaluated coal price = (line 2b) + (line 10)

              $________/MMBTU +                               $________/MMBTU =   $________

12)  Total discount price adjustment for Energy delivered:
     (line 2a) * (line 10) (-)

              ________ MMBTU *                                $________/MMBTU =   $________

13)  Total base cost of coal
     (line 2a) * (line 2b)

              ________ MMBTU *                                $________/MMBTU =   $________

14)  Total coal payment for month
     (line 12) + (line 13)

              $________       +                               $________       =   $________


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